UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2024 (April 24, 2024)

BLACKROCK TCP CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	814-00899	56-2594706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TCPC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Appointment of Ariel Hazzard as an Officer of the Company

On April 24, 2024, the Board of the Company appointed Ariel Hazzard as Chief Compliance Officer (“CCO”) of the Company, with the appointment effective immediately. Ms. Hazzard will serve as CCO until her resignation or removal by the Board. Ms. Hazzard currently serves as a Director of BlackRock, Inc. and was a Vice President of BlackRock, Inc. from 2019 through 2022, and an Associate of BlackRock, Inc. from 2016 through 2018.

Charles Park, the Company’s previous CCO, is stepping down as CCO of the Company due to his expanding roles in different parts of the BlackRock organization. Mr. Park will continue to serve as CCO of Tennenbaum Capital Partners, LLC, the Company’s investment advisor, and certain other BlackRock funds and advisors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK TCP CAPITAL CORP.

Date: April 26, 2024	By:	/s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Chief Executive Officer